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                                                                    Exhibit 99.1


Board of Directors
Chiles Offshore Inc.
11200 Richmond Avenue, Suite 490
Houston, Texas 77082-2618

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Chiles Offshore Inc. ("Chiles") as Annex F to the Proxy Statement/Prospectus of Chiles included in the Registration Statement on Form S-4 of ENSCO International Incorporated ("ENSCO") relating to the proposed merger transaction involving Chiles and ENSCO and reference thereto in such Proxy Statement/Prospectus under the captions "SUMMARY -- Opinion of Financial Advisor" and "THE MERGER -- Opinion of Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                   /S/ CREDIT SUISSE FIRST BOSTON CORPORATION
                                   -------------------------------------------
                                   CREDIT SUISSE FIRST BOSTON CORPORATION




June 6, 2002